Exhibit 99.1
For Immediate Release
May 6, 2025

NW Natural Holdings Reports Solid First Quarter 2025 Results
Signed Agreement to Acquire Another Texas Gas Utility; Reaffirmed 2025 Adjusted EPS Guidance

PORTLAND, ORE. — Northwest Natural Holding Company (NYSE: NWN) (NW Natural Holdings) reported financial results and highlights, including:
•Reported earnings per share (EPS) of $2.18 and achieved adjusted EPS1 of $2.28 for the first quarter of 2025, compared to EPS of $1.69 for the same period in 2024
•Closed the acquisition of SiEnergy, a Texas high-growth gas utility, in early January 2025
•Signed agreement to purchase Hughes Gas Resources, Inc. (Hughes), adding scale to the SiEnergy gas utility platform in Texas
•Added nearly 84,000 gas and water utility connections in the last 12 months for a combined growth rate of 9.6% as of March 31, 2025, mainly driven by the acquisition of SiEnergy
•Strong first quarter organic customer growth of 2.2% (annualized) on a consolidated basis with new meter sets on track for the year and growth driven by SiEnergy
•Oregon gas customers received bill credits totaling over $15 million in early 2025 related to strong gas supply management from our storage assets and pipeline capacity optimization. Over the last 20 years, we've credited NW Natural customers' bills with cumulative savings of over $280 million, helping keep rates affordable
•Invested $102 million in our gas and water systems in the first quarter of 2025 to support growth and greater reliability and resiliency
•For the fourth year in a row, honored as one of the World's Most Ethical Companies® by Ethisphere2
•Updated 2025 GAAP EPS guidance to $2.65 to $2.85 and reaffirmed adjusted 2025 EPS1 guidance of $2.75 to $2.953
•Reaffirmed long-term EPS growth rate target of 4% to 6% from our expected 2025 adjusted EPS1,3

"We are off to a good start in 2025 with solid first quarter financial results," said Justin B. Palfreyman, President and CEO of NW Natural Holdings. "Our gas utilities operated safely and reliably over the winter heating season, serving customers well and highlighting the value of our infrastructure. Our financial results reflect the strength of our collective utilities, including the SiEnergy acquisition that was completed in early January 2025. The SiEnergy integration has gone well, and they have met their growth targets for the first quarter of 2025. I'm excited to announce an additional bolt-on acquisition that further enhances the scale and growth of our Texas utilities. We are well-positioned to deliver on our 2025 guidance and focused on creating long-term shareholder value."

Net income increased $24.1 million to $87.9 million (or $2.18 per share) for the first quarter of 2025, compared to $63.8 million (or $1.69 per share) for the same period in 2024. Adjusted net income was $91.8 million1 (or $2.28 per share1) for the first quarter of 2025 excluding transaction costs associated with the SiEnergy acquisition. The increase reflected strong results across all business segments, including new rates for our gas utility in Oregon, contributions from SiEnergy, higher net income from our NWN Water utility related to new rates at our largest utility in Arizona and the Puttman acquisition, and a full quarter of revenues from NWN Renewables. These items were partially offset by higher depreciation and interest expense.

SIGNED AGREEMENT TO PURCHASE GROWING GAS UTILITY IN TEXAS
In May 2025, SiEnergy entered into an agreement to acquire Hughes from EPCOR USA Inc. for $60 million, subject to customary purchase price adjustments. We estimate rate base of approximately $46 million at year end 2025. Upon closing the transaction, Hughes will become a wholly owned subsidiary of SiEnergy.

1 See "Non-GAAP Financial Measures", "Q1 2025 Reconciliation to GAAP" and "2025 Guidance Reconciliation to GAAP" for additional information. The 2025 adjusted consolidated net income and adjusted EPS are non-GAAP and exclude the effects of transaction costs.
2 “World’s Most Ethical Companies” and “Ethisphere” names and marks are registered trademarks of Ethisphere LLC.
3 Adjusted EPS growth forecasted for period 2025 – 2030 compounded annually; EPS growth rate uses adjusted 2025 EPS as base year. NW Natural Holdings does not provide a reconciliation of adjusted EPS growth rate target to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results for the relevant period.

Hughes serves approximately 6,900 residential and commercial customers in the greater Houston metropolitan area. With a similar business model as SiEnergy, Hughes has grown organically by providing infrastructure to residential and commercial developments in high-growth areas.

This acquisition further expands our regulated gas utility business in Texas with a contracted customer backlog of approximately 11,000. The transaction is expected to close in the second quarter of 2025 and be accretive in the first full year of operations. Hughes is regulated by the Railroad Commission of Texas. No approvals are needed to close this transaction.

2025 GUIDANCE AND LONG-TERM TARGETS
NW Natural Holdings updated 2025 GAAP EPS guidance to $2.65 to $2.85 (from the previous range of $2.66 to $2.86) as a result of the expected transaction costs from the Hughes acquisition. NW Natural Holdings reaffirmed adjusted EPS guidance of $2.75 to $2.95 on a non-GAAP1 basis excluding the $5.8 million pre-tax transaction costs associated with the acquisitions of SiEnergy and Hughes (approximately $4.3 million or $0.10 per share after-tax2). This guidance assumes continued customer growth, average weather conditions, and no significant changes in prevailing regulatory policies, mechanisms, or assumed outcomes, or significant local, state or federal laws, legislation or regulations.

NW Natural Holdings reaffirmed its long-term EPS growth rate target of 4% to 6% compounded annually from the expected 2025 adjusted EPS3.

We expect NW Natural Holdings capital expenditures for 2025 to be in the range of $450 - $500 million. The timing and amount of the capital expenditures and projects for 2025 or additional investments in our infrastructure during or after 2025 could change based on customer growth, significant changes in prevailing regulatory policies or outcomes, or significant local, state or federal laws, legislation or regulations, or cost estimates. Required funds for the investments are expected to be internally generated or financed with long-term debt or equity, as appropriate.

DIVIDEND DECLARED
The board of directors of NW Natural Holdings declared a quarterly dividend of $0.49 per share on the Company’s common stock. The dividend is payable on May 15, 2025 to shareholders of record on April 30, 2025. The Company's current indicated annual dividend rate is $1.96 per share. Future dividends are subject to board of director discretion and approval.

1 See "Non-GAAP Financial Measures" and "2025 Guidance Reconciliation to GAAP" for a definition and further information on adjusted EPS. Adjusted EPS excludes transaction related costs including the effects of SiEnergy transaction costs of $3.9 million after tax recorded in first quarter 2025 and the expected $0.4 million after tax from the acquisition of Hughes anticipated in the second quarter of 2025.
2 Effect on EPS assumes average diluted shares of 41.1 million and an income tax rate of 26.5%.
3 Adjusted EPS growth forecasted for period 2025 – 2030 compounded annually; EPS growth rate uses adjusted 2025 EPS as base year. NW Natural Holdings does not provide a reconciliation of adjusted EPS growth rate target to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results for the relevant period.

FIRST QUARTER RESULTS
NW Natural Holdings' first quarter results are summarized by business segment in the table below:

	Three Months Ended March 31,
	2025		2024		Change
In thousands, except per share data	Amount	Per Share[1]	Amount	Per Share[1]	Amount	Per Share
Net income:
NWN Gas Utility	$87,166	$2.16	$65,715	$1.74	$21,451	$0.42
SiEnergy Gas Utility	5,505	0.14	—	—	5,505	0.14
NWN Water Utility	1,688	0.04	(746)	(0.02)	2,434	0.06
Other	(6,443)	(0.16)	(1,146)	(0.03)	(5,297)	(0.13)
Consolidated	$87,916	$2.18	$63,823	$1.69	$24,093	$0.49

Adjusted Other[2]	$(2,557)	$(0.06)	$(1,146)	$(0.03)	$(1,411)	$(0.03)
Adjusted Consolidated[2]	91,802	2.28	63,823	1.69	27,979	0.59

Diluted Shares		40,304		37,796		2,508
1 Segment EPS is a non-GAAP financial measure, which takes segment net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings. See "Non-GAAP Financial Measures" for additional information. The reconciliation of segment EPS to Consolidated NW Natural Holdings EPS is shown in the table above.
2 See "Non-GAAP Financial Measures" and "Q1 2025 Reconciliation to GAAP" for additional information. Adjusted 2025 other and consolidated net income are non-GAAP financial measures and exclude the effects of SiEnergy transaction costs of $3.9 million after-tax. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures calculated in accordance with U.S. GAAP. Non-GAAP financial measures are used to analyze our financial performance because we believe they provide useful information to our investors and creditors in evaluating our financial condition and results of operations.

NWN Gas Utility
NWN Gas Utility is a regulated utility principally engaged in the delivery of natural gas to customers in Oregon and southwest Washington. The segment also includes the portion of the Mist underground storage facility used to serve gas utility customers, the North Mist gas storage expansion, and renewable natural gas development and procurement for the utility.

	Three Months Ended March 31,
In thousands, except EPS	2025	2024	Change
Margin	$256,822	$218,150	$38,672
Net income	87,166	65,715	21,451
EPS[1]	$2.16	$1.74	$0.42
1 See "Non-GAAP Financial Measures" for additional information and the table under "First Quarter Results" for a reconciliation to Consolidated NW Natural Holdings EPS. Segment EPS is a non-GAAP financial measure which takes NWN Gas Utility segment net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings.

NWN Gas Utility net income increased $21.5 million (or $0.42 per share) primarily reflecting new rates in Oregon. Margin increased $38.7 million primarily due to a $42.6 million increase from the Oregon rate case partially offset by lower deferral amortizations of $5.0 million.

Operations and maintenance expense increased $2.2 million primarily due to higher payroll and benefit expense. Depreciation and general taxes collectively increased by $4.8 million primarily due to continued investment in our system. Other expense reflected a $1.4 million increase primarily from higher pension expense. Income taxes increased $9.3 million dollars due to higher pre-tax results.

SiEnergy Gas Utility
SiEnergy Gas Utility (or SiEnergy) is a regulated natural gas distribution utility serving customers in the greater metropolitan areas of Houston, Dallas, and Austin, Texas.

	Three Months Ended March 31,
In thousands, except EPS	2025	2024	Change
Margin	$13,584	$—	$13,584
Net income	5,505	—	5,505
EPS[1]	$0.14	$—	$0.14
1 See "Non-GAAP Financial Measures" for additional information and the table under "First Quarter Results" for a reconciliation to Consolidated NW Natural Holdings EPS. Segment EPS is a non-GAAP financial measure which takes SiEnergy Gas Utility segment net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings.

SiEnergy was acquired on January 7, 2025 and subsequently provided net income of $5.5 million (or $0.14 per share) in the first quarter of 2025. Margin results met management's expectations and reflected strong customer growth.

NWN Water Utility
NWN Water Utility (or NWN Water) provides water distribution and wastewater services to communities throughout the Pacific Northwest, Texas, Arizona, and California.

	Three Months Ended March 31,
In thousands, except EPS	2025	2024	Change
Income from operations	$3,043	$454	$2,589
Net income	1,688	(746)	2,434
EPS[1]	$0.04	$(0.02)	$0.06
1 See "Non-GAAP Financial Measures" for additional information and the table under "First Quarter Results" for a reconciliation to Consolidated NW Natural Holdings EPS. Segment EPS is a non-GAAP financial measure which takes NWN Water Utility segment net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings.

NWN Water net income increased $2.4 million (or $0.06 per share) mainly reflecting a $3.2 million increase in operating revenues primarily due to new rates at its largest utility in Arizona and incremental revenues from the Puttman/Infrastructure Capital Holdings water utilities after the acquisition in September 2024. Operating expenses increased $0.6 million from higher operations and maintenance expenses primarily related to reflecting the Puttman/Infrastructure Capital Holdings activities in results after the acquisition in 2024. Interest expense decreased $0.7 million from lower long-term debt balances as $50.0 million of NWN Water debt matured in March 2024 and was not refinanced at NWN Water.

Other
Other business activities are reported through "Other" results and primarily include Interstate Storage Services and third-party asset management services for the Mist facility in Oregon; NWN Renewables, which is a renewable fuels business; and corporate financing activities, consolidation entries, and other activities.

	Three Months Ended March 31,
In thousands, except EPS	2025	2024	Change
Net loss	$(6,443)	$(1,146)	$(5,297)
EPS[1]	(0.16)	(0.03)	(0.13)

Adjusted net loss[2]	$(2,557)	$(1,146)	$(1,411)
Adjusted EPS[1,2]	(0.06)	(0.03)	(0.03)
1 See "Non-GAAP Financial Measures" for additional information and the table under "First Quarter Results" for a reconciliation to Consolidated NW Natural Holdings EPS. Segment EPS is a non-GAAP financial measure which takes Other net income calculated in accordance with GAAP and divides it by the diluted shares outstanding of NW Natural Holdings.
2 See "Non-GAAP Financial Measures" and "Q1 2025 Reconciliation to GAAP" for additional information. Adjusted 2025 other and consolidated net income are non-GAAP financial measures and exclude the effects of SiEnergy transaction costs of $3.9 million after-tax.

Net income from the Company's other business activities decreased $5.3 million (or $0.13 per share) reflecting $3.9 million of transaction expenses (after-tax) related to acquiring SiEnergy. Adjusted net loss, which excludes SiEnergy transaction expenses, increased $1.4 million (or $0.03 per share) related to higher interest expense at the Holding Company, partially offset by higher revenues from the NWN Renewables business as it completed its first full quarter of operations.

CONFERENCE CALL AND WEBCAST
As previously announced, NW Natural Holdings will host a conference call and webcast today to discuss its first quarter 2025 financial and operating results.

Date and Time:	Tuesday, May 6, 2025 8 a.m. PT (11 a.m. ET)
Phone Numbers:	United States 1-833-470-1428 International 1-404-975-4839 Passcode 328787
The call will also be webcast in a listen-only format for the media and general public and can be accessed at ir.nwnaturalholdings.com. A replay of the conference call will be available on our website and by dialing 1-866-813-9403 (U.S.) and 1-929-458-6194 (international). The replay access code is 591383.

ABOUT NW NATURAL HOLDINGS
Northwest Natural Holding Company (NYSE: NWN) (NW Natural Holdings) is headquartered in Portland, Oregon and has been doing business for over 166 years. It owns Northwest Natural Gas Company (NW Natural), SiEnergy Operating (SiEnergy Gas Utility), NW Natural Water Company (NWN Water Utility), NW Natural Renewables Holdings (NWN Renewables), and other business interests.

NW Natural Holdings through its subsidiaries provides critical energy and delivers essential water and wastewater services to nearly one million meters across seven states. We have a longstanding commitment to safety, environmental stewardship, and the energy transition, and taking care of our employees and communities. NW Natural Holdings was recognized by Ethisphere® for four years running as one of the World’s Most Ethical Companies®. NW Natural consistently leads the industry with high J.D. Power & Associates customer satisfaction scores.

NWN Gas Utility is a local distribution company that currently provides natural gas service to approximately 2 million people in more than 140 communities through approximately 807,000 meters in Oregon and Southwest Washington with one of the most modern pipeline systems in the nation. NW Natural owns and operates 21.6 Bcf of underground gas storage capacity in Oregon.

SiEnergy Gas Utility is one of the fastest growing natural gas distribution utilities in the nation, serving over 73,000 meters in the greater metropolitan areas of Houston, Dallas, and Austin, Texas.

NWN Water Utility provides water distribution and wastewater services to communities throughout the Pacific Northwest, Texas, Arizona, and California. Today NW Natural Water serves an estimated 194,000 people through approximately 78,000 meters and provides operation and maintenance services to an additional 40,000 connections. Learn more about our water business at nwnaturalwater.com.

NWN Renewables is committed to leading in the energy transition by providing renewable fuels. Learn more at nwnaturalrenewables.com.

Additional information is available at nwnaturalholdings.com.

“World’s Most Ethical Companies” and “Ethisphere” names and marks are registered trademarks of Ethisphere LLC

Investor Contact:
Nikki Sparley
Phone: 503-721-2530
Email: nikki.sparley@nwnatural.com

Media Contact:
David Roy
Phone: 503-610-7157
Email: david.roy@nwnatural.com

FORWARD-LOOKING STATEMENTS
This press release, and other presentations made by NW Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "assumes," “continues,” “could,” "intends," "plans," "seeks," "believes," "estimates," "expects," "forecasts," "will" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, assumptions, estimates, expectations, forecasts, outlooks, timing, goals, strategies, commitments, future events, financial positions, financial performance, investments, valuations, timing and amount of capital expenditures, targeted capital structure, risks, risk profile, stability, acquisitions and timing, approval, completion and integration thereof, the likelihood and success associated with any transaction, strategic fit, utility system, technology and infrastructure investments, system modernization, reliability and resiliency, global, national and local economies, economic and GDP growth, customer and business growth, continued expansion of service territories, rate base growth, customer backlog, growth opportunities, customer satisfaction ratings, weather, performance and service during weather events, customer rates or rate recovery and the timing and magnitude of potential rate changes and the potential outcome of rate cases, environmental remediation cost recoveries, environmental initiatives, decarbonization and the role of natural gas and the gas delivery system, including decarbonization goals and timelines, energy efficiency measures, use of renewable sources, renewable natural gas purchases, projects, investments and other renewable initiatives, and timing, magnitude and completion thereof, unregulated renewable natural gas strategy and initiatives, hydrogen projects or investments and timing, magnitude, approvals and completion thereof, procurement of renewable natural gas or hydrogen for customers, technology and policy innovations, strategic goals and visions, water, wastewater and water services acquisitions, personnel additions, partnerships, investment strategy, regulatory strategy, and financial effects of water, wastewater and water services acquisitions, expected growth and safety benefits of facility upgrade investments, operating plans of third parties, financial targets, financial results, including estimated income, availability and sources of liquidity, capital markets, financing transactions, expenses, positions, revenues, returns, cost of capital, timing, and earnings, earnings guidance and estimated future growth rates, credit ratings, debt and equity issuances and timing, future dividends, commodity costs and sourcing, asset management activities, regulatory environment, performance, timing, outcome, or effects of regulatory proceedings or mechanisms or approvals, rate case execution, regulatory prudence reviews, anticipated regulatory actions or filings, accounting treatment of future events, economic and political conditions, effects of legislation or changes in laws or regulations, impact of the new U.S. presidential administration and Congress, effects, extent, the imposition or announcement of tariffs or trade restrictions, inflation, geopolitical uncertainty and other statements that are other than statements of historical facts.

Forward-looking statements are based on current expectations and assumptions regarding its business, the economy, geopolitical factors, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. You are therefore cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future operational, economic or financial performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors", and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk", and Part II, Item 1A, "Risk Factors", in the quarterly reports filed thereafter, which, among others, outline legal, regulatory and legislative risks, financial, macroeconomic and geopolitical risks, growth and strategic risks, operational risks, business continuity and technology risks, environmental risks and risks related to our water and renewables businesses.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Holdings or NW Natural, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and NW Holdings and NW Natural undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
Management uses "adjusted net income", "adjusted earnings per share," "adjusted segment net loss," "segment earnings per share” and "adjusted segment earnings per share," each of which are non-GAAP financial measures, when evaluating NW Natural Holdings' overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about NW Natural Holdings' performance because they eliminate the impacts of significant discrete items that are unusual or non-recurring and can affect the comparison of period-over-period results. In addition to presenting the results of operations and earnings amounts in total, certain financial measures are expressed in cents per share, which are non-GAAP financial measures. All references to EPS are on the basis of diluted shares.

Such non-GAAP financial measures are used to analyze our financial performance because we believe they provide useful information to our investors and creditors in evaluating our financial condition and results of operations. Our non-GAAP financial measures should not be considered a substitute for, or superior to, measures calculated in accordance with U.S. GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than how such measures are calculated in this report, limiting the usefulness of those measures for comparative purposes. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the tables below.

NORTHWEST NATURAL HOLDINGS
Consolidated Income Statement and Financial Highlights (Unaudited)
First Quarter 2025
	Three Months Ended
In thousands, except per share amounts, customer, and degree day data	March 31,
	2025	2024
Operating revenues	$494,284	$433,470

Operating expenses:
Cost of gas	172,991	175,717
Operations and maintenance	83,683	73,614
Environmental remediation	6,253	5,746
General taxes	15,771	15,468
Revenue taxes	19,405	18,244
Depreciation	40,500	33,098
Other operating expenses	1,327	1,756
Total operating expenses	339,930	323,643
Income from operations	154,354	109,827
Other expense, net	(2,516)	(1,134)
Interest expense, net	29,395	20,531
Income before income taxes	122,443	88,162
Income tax expense	34,527	24,339
Net income	$87,916	$63,823

Common shares outstanding:
Average diluted for period	40,304	37,796
End of period	40,309	38,027

Per share of common stock information:
Diluted earnings	$2.18	$1.69
Dividends paid per share	0.4900	0.4875

Capital structure, end of period:
Common stock equity	38.7%	44.5%
Long-term debt (including junior subordinated notes)	58.2	52.3
Short-term debt (including current maturities of long-term debt)	3.1	3.2
Total	100.0%	100.0%

Operating Statistics
Meters
NWN gas utility	807,426	800,978
SiEnergy gas utility	73,077	—
NWN Water utility	78,052	73,738
Total Meters - end of period	958,555	874,716

NWN Gas Utility Margin
Operating revenues	$441,076	$417,864
Less: Cost of gas	159,436	175,773
Less: Environmental remediation expense	6,253	5,746
Less: Revenue taxes	18,565	18,195
NWN Gas Utility Margin	$256,822	$218,150

SiEnergy Gas Utility Margin
Operating revenues	$22,666	$—
Less: Cost of gas	8,303	—
Less: Revenue taxes	779	—
SiEnergy Gas Utility Margin	$13,584	$—

NORTHWEST NATURAL HOLDINGS
Consolidated Balance Sheets (Unaudited)	March 31,
In thousands	2025	2024
Assets:
Current assets:
Cash and cash equivalents	$100,050	$72,375
Accounts receivable	154,746	128,433
Accrued unbilled revenue	59,936	57,905
Allowance for uncollectible accounts	(4,427)	(4,181)
Regulatory assets	88,623	127,666
Derivative instruments	4,363	5,746
Inventories	90,334	99,874
Other current assets	46,275	49,896
Total current assets	539,900	537,714
Non-current assets:
Property, plant, and equipment	5,268,063	4,660,104
Less: Accumulated depreciation	1,266,222	1,218,580
Total property, plant, and equipment, net	4,001,841	3,441,524
Regulatory assets	371,258	309,173
Derivative instruments	864	3,099
Other investments	82,663	84,081
Operating lease right of use asset, net	70,455	70,547
Assets under sales-type leases	124,623	128,840
Goodwill	354,534	162,966
Other non-current assets	160,754	111,122
Total non-current assets	5,166,992	4,311,352
Total assets	$5,706,892	$4,849,066
Liabilities and equity:
Current liabilities:
Short-term debt	$81,100	$94,700
Current maturities of long-term debt	36,838	869
Accounts payable	132,814	107,888
Taxes accrued	24,115	27,031
Interest accrued	16,297	16,360
Regulatory liabilities	111,050	77,659
Derivative instruments	26,122	52,677
Operating lease liabilities	2,662	2,053
Other current liabilities	82,958	89,107
Total current liabilities	513,956	468,344
Long-term debt	2,193,071	1,574,735
Deferred credits and other non-current liabilities:
Deferred tax liabilities	424,338	394,068
Regulatory liabilities	730,084	700,703
Pension and other postretirement benefit liabilities	127,853	157,812
Derivative instruments	8,224	12,743
Operating lease liabilities	77,226	77,051
Other non-current liabilities	175,922	120,224
Total deferred credits and other non-current liabilities	1,543,647	1,462,601
Equity:
Common stock	992,278	905,153
Retained earnings	470,795	445,058
Accumulated other comprehensive loss	(6,855)	(6,825)
Total equity	1,456,218	1,343,386
Total liabilities and equity	$5,706,892	$4,849,066

NORTHWEST NATURAL HOLDINGS
Consolidated Statements of Cash Flows (Unaudited)	Three Months Ended March 31,
In thousands	2025	2024
Operating activities:
Net income	$87,916	$63,823
Adjustments to reconcile net income to cash provided by operations:
Depreciation	40,500	33,098
Amortization	5,583	4,759
Deferred income taxes	23,997	8,041
Qualified defined benefit pension plan expense	2,719	1,082
Contributions to qualified defined benefit pension plans	(2,610)	—
Deferred environmental expenditures, net	(6,991)	(6,264)
Environmental remediation expense	6,253	5,746
Asset optimization revenue sharing bill credits	(15,549)	(20,608)
Other	3,016	4,692
Changes in assets and liabilities:
Receivables, net	15,509	17,839
Inventories	18,279	13,070
Income and other taxes	18,084	21,796
Accounts payable	4,187	(30,930)
Deferred gas costs	(16,959)	(8,808)
Asset optimization revenue sharing	4,357	(108)
Decoupling mechanism	(1,422)	6,427
Cloud-based software	(2,195)	(6,485)
Regulatory accounts	2,155	13,335
Other, net	(7,219)	4,534
Cash provided by operating activities	179,610	125,039
Investing activities:
Capital expenditures	(102,184)	(82,217)
Acquisitions, net of cash acquired	(270,492)	—
Purchase of equity method investment	(1,000)	(1,000)
Other	(1,299)	729
Cash used in investing activities	(374,975)	(82,488)
Financing activities:
Proceeds from common stock issued, net	961	12,218
Long-term debt issued	375,000	150,000
Long-term debt retired	(1,511)	(150,000)
Changes in other short-term debt, net	(94,010)	4,920
Cash dividend payments on common stock	(19,104)	(17,746)
Payment of financing fees	(4,307)	(748)
Shares withheld for tax purposes	(1,536)	(1,314)
Other	(1,125)	(247)
Cash provided (used) by financing activities	254,368	(2,917)
Increase in cash, cash equivalents and restricted cash	59,003	39,634
Cash, cash equivalents and restricted cash, beginning of period	47,982	49,624
Cash, cash equivalents and restricted cash, end of period	$106,985	$89,258

Supplemental disclosure of cash flow information:
Interest paid, net of capitalization	$30,109	$18,044
Income taxes paid, net of refunds	750	1,000

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$100,050	$72,375
Restricted cash included in other current and non-current assets	6,935	16,883
Cash, cash equivalents and restricted cash	$106,985	$89,258

NORTHWEST NATURAL HOLDINGS
2025 Guidance Reconciliation to GAAP (Unaudited)

2025 EPS Guidance Reconciliation Table
GAAP EPS guidance	$2.65 to $2.85
Transaction costs[1]	0.10
Adjusted EPS guidance[2]	$2.75 to $2.95

1 Effect on EPS assumes transaction related costs including the effects of SiEnergy transaction costs of $3.9 million after tax recorded in first quarter 2025 and the expected $0.4 million after tax from the acquisition of Hughes anticipated in the second quarter of 2025, average diluted shares of 41.1 million and an income tax rate of 26.5%.
2 See "Non-GAAP Financial Measures" for a definition and further information on adjusted EPS.

NORTHWEST NATURAL HOLDINGS
Q1 2025 Reconciliation to GAAP (Unaudited)

	Three Months Ended March 31,
	2025		2024
In thousands, except per share data	Amount	Per Share	Amount	Per Share
CONSOLIDATED
GAAP net income	$87,916	$2.18	$63,823	$1.69
Transaction costs for acquisition	5,287	0.13
Income tax effect[1]	(1,401)	(0.03)
Adjusted net income	$91,802	$2.28	$63,823	$1.69

Diluted shares		$40,304		$37,796

OTHER
GAAP net income (loss)	$(6,443)	$(0.16)	$(1,146)	$(0.03)
Transaction costs for acquisition	5,287	0.13
Income tax effect[1]	(1,401)	(0.03)
Adjusted net income (loss)	$(2,557)	$(0.06)	$(1,146)	$(0.03)
1 SiEnergy transaction expenses were recognized in the first quarter of 2025. Tax effect of adjustment was calculated using a combined federal and statutory rate of 26.5%.